EXHIBIT 99 (c)


     [LOGO]                                                     NUMBER: A-50286
   BRITISH
  COLUMBIA




                                  COMPANY ACT




                          CERTIFICATE OF REGISTRATION




                             I HEREBY CERTIFY THAT


                          THE BRALORNE MINING COMPANY

           has this day been registered as an extraprovincial company under the Company Act


                              ISSUED under my hand at Victoria, British Columbia


                                           on September 15, 1999

[SEAL]
                                            /s/ JOHN S. POWELL
                                           --------------------
                                               JOHN S. POWELL
                                           REGISTRAR OF COMPANIES
                                       PROVINCE OF BRITISH COLUMBIA
                                                  CANADA


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